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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                            ______________________



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: April 27, 1999
                         ------------------------------
                       (Date of earliest event reported)


                          FORMAN PETROLEUM CORPORATION
                          ----------------------------
               (Exact name of Registrant as specified in charter)



         Louisiana                   333-31375             72-0954774
----------------------------        -----------        ------------------
  (STATE OR OTHER JURIS-           (COMMISSION           (IRS EMPLOYER
 DICTION OF INCORPORATION)           FILE NO.)         IDENTIFICATION NO.)

650 Poydras Street, Suite 2200, New Orleans, Louisiana       70130
------------------------------------------------------     ---------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)


REGISTRANT'S TELEPHONE NO., INCLUDING AREA CODE:  (504) 586-8888

                                      N/A
                             --------------------
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.  OTHER EVENTS.

          Forman Petroleum Corporation (the "Company") entered into a Memorandum of Understanding dated April 27, 1999 (the "Memorandum") with certain holders of the Company's 13.5% Senior Secured Notes Due June 1, 2004 (the "Noteholders") and certain holders of the Company's Series A Cumulative Preferred Stock (the "Preferred Stockholders") with respect to a proposed restructuring of the Company (the "Recapitalization"). The Memorandum has been approved by the Board of Directors of the Company.

          The Company has agreed in the Memorandum to solicit acceptances of a prepackaged plan of reorganization under Chapter 11 of the United States Bankruptcy Code. The provisions of the Memorandum shall form the basis for the Company's prepackaged plan of reorganization (the "Plan"). The Company has agreed to commence solicitation on or before July 26, 1999, provided that the Noteholders, the Preferred Stockholders, and the Company have reached an agreement on all of the terms of the Plan. Once the consents of the holders of the Notes and Preferred Stock that are necessary to satisfy Section 1126(c) of the Bankruptcy Code have been obtained, the Company has agreed to file with the bankruptcy court a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code, together with the Plan and related documents, including, without limitation, a disclosure statement. By execution of the Memorandum, each of the Noteholders and Preferred Stockholders has agreed to vote for the Plan, provided it complies in all respects with the terms of the Memorandum.

          In accordance with the terms of the Memorandum, the Company has executed a stay of the previously reported litigation currently pending against Jefferies & Company, Inc. in the United States District Court for the Eastern District of Louisiana, Civil Action No. 98-3070, Section "N" in order to enable all parties to execute such documents and instruments as may be necessary to pursue confirmation of the Plan.

          The Company intends, absent unusual circumstances, to refrain from making any further announcements or reports with respect to the Recapitalization unless and until the Company commences solicitation of acceptances of the Plan. There can be no assurance that the Company will consummate the Recapitalization.

          This Form 8-K Current Report (the "Report") includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.
All statements other than statements of historical fact included in the discussions are forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such forward-looking statements are based on numerous assumptions (some of which may prove to be incorrect) and are subject to risks and uncertainties which could cause the actual results to differ materially from the Company's expectations. Such risks and uncertainties include, but are not limited to, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and
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development, uncertainties about the estimates of reserves, competition, government regulations and the ability of the Company to meet its stated business goals, issues and problems which may develop as the Company continues to assess its Year 2000 readiness, as well as other risks and uncertainties discussed in this and the Company's other filings with the Securities and Exchange Commission (the "Cautionary Statements"). The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions or other factors affecting such statements. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits


EXHIBIT NO.    DESCRIPTION                       PAGE NO.
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 10.5          Memorandum of Understanding       Filed Herewith



                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        FORMAN PETROLEUM CORPORATION


Dated: May 4, 1999                      By:  /s/ McLain J. Forman
                                        ---------------------------------
                                        McLain J. Forman
                                        Chairman of the Board,
                                        Chief Executive Officer and
                                        President
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                                 INDEX TO EXHIBITS
                                 -----------------


EXHIBIT NO.    DESCRIPTION                      PAGE NO.
-----------    -----------                      --------

 10.5          Memorandum of Understanding      Filed Herewith